EXHIBIT 99.1

Simmons First National Corporation Declares $0.24 Per Share Dividend

PINE BLUFF, Ark., Aug. 29, 2016 (GLOBE NEWSWIRE) -- Simmons First National Corp.’s (NASDAQ:SFNC) board of directors declared a regular $0.24 per share quarterly cash dividend payable Oct. 1, 2016, to shareholders of record Sept. 15, 2016. This dividend represents a $0.01 per share, or 4.3 percent, increase above the dividend paid for the same period last year.

Simmons First National Corp. is a financial holding company headquartered in Pine Bluff, Ark., with total assets of $7.5 billion. The company conducts financial operations in Arkansas, Kansas, Missouri and Tennessee. The company’s wholly owned subsidiary, Simmons Bank, offers comprehensive financial solutions delivered with a client-centric approach. The company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC.”

FOR MORE INFORMATION CONTACT:
J. BURTON HICKS
SVP - Investor Relations Officer
Simmons First National Corporation
(870) 541-1000